UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             SCIENTIFIC ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                     Utah                          87-0680657
         (State or other jurisdiction of        (I.R.S. Employer
         incorporation or organization)        Identification Number)

                  630 North 400 West Salt Lake City, Utah 84103
               (Address of principal executive offices) (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered

                  None                              None

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. X

Securities  Act  registration  statement file number to which this form relates:
333-116099 (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "DESCRIPTION OF COMMON STOCK" contained in the Registration Statement on Form SB-2 (File No. 333-116099) of Scientific Energy, Inc., initially filed with the Securities and Exchange Commission on June 2, 2004, as amended from time to time, and the information set forth under the heading "DESCRIPTION OF COMMON STOCK" contained in the prospectus filed with the Securities and Exchange Commission on October 25, 2004 pursuant to Rule 424(b)(1) of the Securities Act of 1933, which information is hereby incorporated by reference.

ITEM 2.       EXHIBITS.

     The following exhibits have been previously filed with the Securities and Exchange Commission and are hereby incorporated by reference as indicated below.

EXHIBIT NO.                  EXHIBIT NAME
         3.1(1)   Articles of Incorporation
         3.2(1)   By-Laws
         4.1(1)   Instrument  defining  rights of holders  (See Exhibit No. 3.1,
                  Articles of Incorporation)
         10.1(1)  License Agreement with Grandway USA, Inc.

--------------
   (1) Filed as exhibit to Form SB-2 registration statement filed June 2, 2004.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SCIENTIFIC ENERGY, INC.



Date: November 16, 2004             By:   /S/     TODD B. CROSLAND
                                         --------------------------------------
                                         Todd B. Crosland
                                         President and Chief Executive Officer